As filed with the Securities and Exchange Commission on June 26, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASTRA SPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1270303
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1900 Skyhawk Street, Alameda, CA	94501
(Address of Principal Executive Offices)	(Zip Code)

Astra Space, Inc. 2021 Omnibus Incentive Plan, as amended

Astra Space, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

Chris Kemp

Chief Executive Officer

1900 Skyhawk Street

Alameda, CA 94501

(Name and address of agent for service)

(866) 278-7217

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Katheryn A. Gettman, Esq.

Cozen O’Connor P.C.

33 South 6th Street, Suite 3800

Minneapolis, Minnesota 55402

(612) 260-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by Astra Space, Inc., a Delaware corporation (the “Registrant”), to register an additional 7,737,867 shares of its Class A common stock, par value $0.0001 per share (the “Class A common stock”), issuable under the Astra Space, Inc. 2021 Omnibus Incentive Plan, as amended (the “Incentive Plan”). The Incentive Plan was originally approved by the Registrant’s stockholders on June 30, 2021, authorizing 36,765,000 shares of Class A common stock for issuance thereunder.

Under the terms of the Incentive Plan, the shares of Class A common stock authorized for issuance thereunder was increased by 13,148,738 to 49,913,738 on January 1, 2022. Further, the Registrant’s board of directors approved an amendment to the Incentive Plan to increase the number of shares of Class A common stock authorized for issuance thereunder by 6,000,000, or from 49,913,738 to 55,913,738 shares. Such amendment to the Incentive Plan was subsequently approved at the Registrant’s 2022 Annual Meeting of Stockholders on June 1, 2022. Additionally, under the terms of the Incentive Plan, the shares of Class A common stock authorized for issuance thereunder was increased by 7,500,000 on January 1, 2023. Further, the Registrant’s board of directors approved an amendment to the Incentive Plan to increase the number of shares of Class A common stock authorized for issuance thereunder by 237,867, or from 63,413,738 to 63,651,605 shares. Such amendment to the Incentive Plan was subsequently approved at the Registrant’s 2023 Annual Meeting of Stockholders on June 8, 2023.

This Registration Statement is filed by the Registrant also to register an additional 2,692,367 shares of Class A common stock issuable under the Astra Space, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP was originally approved by the Registrant’s stockholders on June 30, 2021, authorizing 5,000,000 shares of Class A common stock for issuance thereunder. Under the terms of the ESPP, the shares of Class A common stock authorized for issuance thereunder was increased by 2,629,748 to 7,629,748 on January 1, 2022. Additionally, under the terms of the ESPP, the shares of Class A common stock authorized for issuance thereunder was increased by 2,692,367 to 10,322,115 on January 1, 2023.

Pursuant to General Instruction E of Form S-8, the contents of the registration statements on Form S-8, File Nos. 333-259467 and 333-265534, filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2021, and June 10, 2022, respectively, are incorporated herein by reference and made a part of this registration statement, except as amended hereby.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant incorporates by reference herein the following documents filed by the Registrant with the SEC pursuant to the Securities Act and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023 (the “Annual Report”);

(b)	the Registrant’s Amendment No. 1 to the Annual Report, filed on March 31, 2023;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 15, 2023;

(d)

the Registrant’s Current Reports on Form 8-K filed on January 27, 2023, March 1, 2023,  March 2, 2023,  March 3, 2023,  March 6, 2023,  March 10, 2023,  March 13, 2023,  March 16, 2023,  April 5, 2023,  April 11, 2023,  April 13, 2023,  April 21, 2023,  April 26, 2023,  April 26, 2023,  April  27, 2023, April  27, 2023, May  16, 2023, and June 12, 2023;

(e)	the Registrant’s Amended Current Reports on Form 8-K filed on March 13, 2023 and March 16, 2023; and

(f)

the description of the Registrant’s securities registered pursuant to Section 12 of the Exchange Act filed on March 30, 2023 as Exhibit 4.1 to the Annual Report, including any amendment or report filed for the purposes of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

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Item 8. Exhibits.

Exhibit

4.1	Second Amended and Restated Certificate of Incorporation of Astra Space, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on July 1, 2021).

4.2	Amended and Restated Bylaws of Astra Space, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on July 1, 2021).

4.3	Astra Space, Inc. 2021 Omnibus Incentive Plan, as amended (filed herewith).

4.4	Astra Space, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex G of Holicity Inc.’s Proxy Statement/Prospectus on Form 424B3 (Reg. No. 333-255703), filed with the SEC on June 8, 2021).

5.1	Opinion of Cozen O’Connor P.C. (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Grant Thornton LLP (filed herewith).

23.3	Consent of Cozen O’Connor P.C. (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page in Part II).

107	Filing fee table (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, California, on this 26th day of June, 2023.

ASTRA SPACE, INC.

By:	/s/ Chris Kemp
Name: Chris Kemp
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Chris Kemp and Axel Martinez, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Astra Space, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date
/s/ Chris Kemp Chris Kemp	Chief Executive Officer and Chairman of the Board	June 26, 2023

/s/ Axel Martinez Axel Martinez	Chief Financial Officer	June 26, 2023

/s/ Adam London Adam London	Chief Technology Officer and Director	June 26, 2023

/s/ Julie A. Cullivan Julie A. Cullivan	Director	June 26, 2023

/s/ Michèle Flournoy Michèle Flournoy	Director	June 26, 2023

/s/ Michael E. Lehman Michael E. Lehman	Director	June 26, 2023

/s/ Lisa Nelson Lisa Nelson	Director	June 26, 2023

/s/ Scott Stanford Scott Stanford	Director	June 26, 2023

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